Consent of Attorney

Expressions Graphics, Inc
14260 Garden Road, Suite #B-724
Poway, California 92064

RE: Form SB-1 of Expressions Graphics, Inc filed with the Securities and Exchange Commission on or about May 5, 2000 (“Form SB-1”).

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form SB-1 and the use of my opinion of legality filed as an exhibit to the form SB-1 Registration.

Sincerely,

/s/ Jeffrey H. Mackay
Jeffrey H. Mackay, Esq.
4855 Voltaire Street
San Diego, CA 92107